Exhibit 99.1
CARDIAC SCIENCE REPORTS RECORD REVENUE
RAISES 2008 GUIDANCE
Second quarter revenue up 16% to $52.1 million
International product sales double
EPS of $0.10; Operating cash flow of $6.3 million
Bothell, WA — July 29, 2008 — Cardiac Science Corporation [NASDAQ: CSCX], a global leader in advanced cardiac diagnosis, resuscitation, rehabilitation, and informatics products, announced revenue for the quarter ended June 30, 2008 was $52.1 million, an increase of 16% over the prior year period.
Revenue growth resulted from increases in defibrillation sales of 32% and service revenue of 19%, offsetting a decrease in cardiac monitoring sales of 7%. Of particular note, total international product sales doubled, increasing 113% over the prior year’s second quarter, driven primarily by strong automated external defibrillator (AED) sales. The Company also re-commenced hospital defibrillator shipments in the second quarter, which contributed as expected to the overall sales results.
The Company reported net income of $2.3 million, or $0.10 per diluted share in the second quarter, compared to net income of $4.5 million, or $0.19 per share in the second quarter of 2007. Prior year net income included a $6.0 million non-cash gain from a litigation settlement and $2.0 million in litigation-related expenses in that quarter.
Net income for the second quarter of 2008 was up by 32% over pro forma net income for the second quarter of 2007, which would have been $1.7 million, excluding the effect of the above-mentioned litigation items, net of income taxes.
Second Quarter Financial Results
Second quarter revenue of $52.1 million represented an increase of 16% over the $44.9 million in revenue reported in the second quarter of 2007.
The increase in defibrillation revenue was driven primarily by strong global AED sales. International AED sales were up 120%, with increases in most international areas, particularly Asia and Europe. While there was a 22% decline in domestic AED sales compared with the exceptional results of the prior year’s quarter, which included a mandated multi-million dollar school deployment, domestic AED sales did increase sequentially compared with the first quarter of 2008.
The Company believes general economic concerns are continuing to influence buying activity in the cardiac monitoring portion of the business. Total cardiac monitoring sales declined 7% during the quarter, however, total year to date cardiac monitoring sales are essentially flat when compared with the same period last year.

The increase in service revenue of 19% reflected continued growth in both global AED program management and cardiac monitoring contract sales.
Second quarter gross margin was 49.8%, an increase over the year-ago gross margin of 48.5%. This improvement was due to higher overall volume, favorable product mix, improvements in service gross margin, and the continuing success of cost reduction and manufacturing efficiency initiatives.
Operating expenses in the second quarter of 2008 were $22.2 million, or 42.6% of revenue. This compares to operating expenses of $15.5 million for the second quarter of 2007, which benefited from the net gain on litigation-related items mentioned above. Excluding the effect of the litigation items, pro forma operating expenses would have been $19.5 million, or 43.4% of revenue. Compared to the prior year pro forma results, the increase in current period operating expenses reflects an increase in the pace of our research and development activities to contribute to future product releases, higher sales commissions and other costs associated with our overall growth in revenue.
Operating income in the second quarter was $3.8 million. Reported operating income in the second quarter of the prior year was $6.3 million, including the net gain from litigation items. Excluding this gain, prior year pro forma second quarter operating income was $2.3 million. When compared to prior year pro forma results, current period operating income improved 64%, and current period operating margin increased from 5.1% to 7.2%.
Net income for the second quarter was $2.3 million, or $0.10 per diluted share, a 32% increase over pro forma net income of $1.7 million or $0.07 per diluted share last year, excluding the litigation-related items.
EBITDA was $5.2 million for the second quarter of 2008. Adjusted EBITDA, which excludes stock-based compensation expense and the net gain from litigation-related items, was $5.6 million, or 11% of revenue, compared to $4.9 million, or 11% of revenue, for the second quarter of 2007.
The Company generated $6.3 million in cash from operating activities during the quarter and had $27.7 million in cash and short-term investments as of June 30, 2008.
“Our strong second quarter revenue growth reflects the continued expansion of AED deployments globally and our ability to capture significant share in this growing market. Our international defibrillation performance was truly exceptional. We are also quite pleased to be experiencing the continued improvement in the Service areas and to be shipping the hospital defibrillator product again,” said John Hinson, president and chief executive officer.
Outlook
The Company updated its full-year guidance for 2008 and now expects revenue for 2008 to be in a range between $205 and $210 million, representing growth of 13% to 15% over 2007 and up from the 10% growth rate the Company had previously expected. The increase in the Company’s expectations is driven by higher growth in international AED revenues, meaningful revenue from the hospital defibrillator product and continued strength in the Company’s service offerings.
Net income, inclusive of an estimated income tax rate of 37%, was previously expected to be in a range between $8 and $9 million, or between $0.34 and $0.39 per share. In light of the increase in expected revenue, as well as the Company’s intention to continue to increase its spending on R&D, the Company now expects net income to be in a range between $8.75 and $9.5 million, or between $0.38 and $0.41 per share. Adjusted EBITDA is expected to be in a range between 11.0% and 11.5% of revenue.
Non-GAAP and Pro Forma Financial Information
This news release contains a discussion of EBITDA, Adjusted EBITDA, Pro Forma Operating Income, and Pro Forma Net Income, which are non-GAAP financial measures provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “EBITDA” refers to a financial measure defined as earnings before net interest, income taxes, depreciation, and amortization. “Adjusted EBITDA” refers to EBITDA before stock-based compensation and litigation expense. Pro Forma Operating Income refers to Operating Income before litigation expenses. Pro Forma Net Income refers to Net Income before litigation expenses and the related tax effect of these expenses. None of these measures are a substitute for measures determined in accordance with GAAP, and may not be comparable to the same measures as reported by other companies. EBITDA, Adjusted EBITDA, Pro Forma Operating Income, and Pro Forma Net Income are an integral part of the internal management reporting and planning process and are the primary measures used by management to evaluate the operating performance of the Company. The components of these measures include the key revenue and expense items for which operating managers are responsible and upon which their performance is evaluated. The Company also uses Adjusted EBITDA for planning purposes and in presentations to its board of directors. Reconciliations of net income, the most comparable GAAP measure, to EBITDA, Adjusted EBITDA, Pro Forma Operating Income, and Pro Forma Net Income are contained in this press release.
Conference Call Information
Cardiac Science will conduct a conference call at 4:30 p.m. Eastern Time today to discuss the Company’s financial results for the second quarter. The call will be hosted by John Hinson, chief executive officer, and Mike Matysik, senior vice president and chief financial officer.
To access the conference call, please dial 800.257.3401. International participants can call 303.262.2125. The call will also be web cast live at www.cardiacscience.com. An audio replay of the call will be available for 7 days following the call at (800) 405-2236 for U.S. callers or 303.590.3000 for those calling outside the U.S. The password required to access the replay is 11117631#. An audio archive will be available at www.cardiacscience.com for 90 days following the call.
For more information,

Company Contact:	Investor Contact:	Media Contact:

Mike Matysik Cardiac Science Corporation Sr. Vice President and CFO 425.402.2009	Jenifer Kirtland EVC Group, Inc. 415.896.6820	Christopher Gale EVC Group, Inc. 201.646.5431 203.570.4681 cgale@evcgroup.com
About Cardiac Science Corporation
Cardiac Science develops, manufactures, and markets a family of advanced diagnostic and therapeutic cardiology devices and systems, including automated external defibrillators (AEDs), electrocardiograph devices (ECGs), cardiac stress systems and treadmills, Holter monitoring systems, hospital defibrillators, cardiac rehabilitation telemetry systems, and cardiology data management systems (informatics) that connect with hospital information (HIS), electronic medical record (EMR), and other information systems. The Company sells a variety of related products and consumables, and provides a portfolio of training, maintenance, and support services. Cardiac Science, the successor to the cardiac businesses that established the trusted Burdick®, HeartCentrix®, Powerheart®, and Quinton® brands, is headquartered in Bothell, Washington. With customers in more than 100 countries worldwide, the company has operations in North America, Europe, and Asia. For information, call 425.402.2000 or visit www.cardiacscience.com.
Forward Looking Statements
This press release contains forward-looking statements. The word “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward looking statements in this press release include, but are not limited to, those relating to Cardiac Science Corporation’s future revenue, earnings, earnings per share, cash flow, gross margins, Adjusted EBITDA, its ability to expand its distribution partnerships and revenue derived from them, product releases and revenue derived from them and possible acquisitions. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause or contribute to such varying results and other risks are more fully described in the Annual Report on Form 10-K filed by Cardiac Science Corporation for the year ended December 31, 2007. Cardiac Science Corporation undertakes no duty or obligation to update the information provided herein.
(Tables to Follow)

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2008		2007
	$	%	$	%

Revenues:
Cardiac monitoring products	$15,574	29.9%	$16,704	37.2%
Defibrillation products	31,683	60.8%	24,083	53.7%

Total product revenues	47,257	90.6%	40,787	90.9%
Service	4,875	9.4%	4,102	9.1%

Total revenues	52,132	100.0%	44,889	100.0%

Cost of Revenues:
Products	22,929	48.5%	19,949	48.9%
Service	3,240	66.5%	3,174	77.4%

Total cost of revenues	26,169	50.2%	23,123	51.5%

Gross Profit:
Products	24,328	51.5%	20,838	51.1%
Service	1,635	33.5%	928	22.6%

Gross profit	25,963	49.8%	21,766	48.5%

Operating Expenses:
Research and development	3,796	7.3%	3,090	6.9%
Sales and marketing	13,047	25.0%	11,445	25.5%
General and administrative	5,347	10.3%	4,933	11.0%
Litigation and related expenses	—	0.0%	2,029	4.5%
Licensing income and litigation settlement	—	0.0%	(6,000)	-13.4%

Total operating expenses	22,190	42.6%	15,497	34.5%

Operating income	3,773	7.2%	6,269	14.0%

Other Income:
Interest income, net	163	0.3%	74	0.2%
Other income (expense), net	(125)	-0.2%	327	0.7%

Total other income	38	0.1%	401	0.9%

Income before income tax expense and minority interests	3,811	7.3%	6,670	14.9%
Income tax expense	(1,407)	-2.7%	(2,155)	-4.8%

Income before minority interests	2,404	4.6%	4,515	10.1%
Minority interests	(118)	-0.2%	15	0.0%

Net income	$2,286	4.4%	$4,530	10.1%

Net income per share — basic	$0.10		$0.20
Net income per share — diluted	$0.10		$0.19
Weighted average shares outstanding — basic	22,806,307		22,689,932
Weighted average shares outstanding — diluted	23,246,240		23,283,471

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2008		2007
	$	%	$	%

Revenues:
Cardiac monitoring products	$33,297	32.9%	$33,356	38.5%
Defibrillation products	58,299	57.7%	45,122	52.1%

Total product revenues	91,596	90.6%	78,478	90.7%
Service	9,495	9.4%	8,081	9.3%

Total revenues	101,091	100.0%	86,559	100.0%

Cost of Revenues:
Products	44,461	48.5%	38,786	49.4%
Service	6,469	68.1%	6,127	75.8%

Total cost of revenues	50,930	50.4%	44,913	51.9%

Gross Profit:
Products	47,135	51.5%	39,692	50.6%
Service	3,026	31.9%	1,954	24.2%

Gross profit	50,161	49.6%	41,646	48.1%

Operating Expenses:
Research and development	7,659	7.6%	6,072	7.0%
Sales and marketing	25,236	25.0%	22,553	26.1%
General and administrative	10,472	10.4%	9,445	10.9%
Litigation and related expenses	—	0.0%	3,717	4.3%
Licensing income and litigation settlement	—	0.0%	(6,000)	-6.9%

Total operating expenses	43,367	42.9%	35,787	41.3%

Operating income	6,794	6.7%	5,859	6.8%

Other Income:
Interest income, net	278	0.3%	96	0.1%
Other income, net	86	0.1%	452	0.5%

Total other income	364	0.4%	548	0.6%

Income before income tax expense and minority interests	7,158	7.1%	6,407	7.4%
Income tax expense	(2,647)	-2.6%	(2,080)	-2.4%

Income before minority interests	4,511	4.5%	4,327	5.0%
Minority interests	(171)	-0.2%	37	0.0%

Net income	$4,340	4.3%	$4,364	5.0%

Net income per share — basic	$0.19		$0.19
Net income per share — diluted	$0.19		$0.19
Weighted average shares outstanding — basic	22,729,858		22,651,053
Weighted average shares outstanding — diluted	23,277,135		23,187,206

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	June 30, 2008	December 31, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$27,721	$20,159
Short-term investments	—	350
Accounts receivable, net	29,439	29,439
Inventories	22,565	21,794
Deferred income taxes, net	9,582	9,558
Prepaid expenses and other current assets	3,113	2,509

Total current assets	92,420	83,809

Other assets	438	125
Machinery and equipment, net of accumulated depreciation	5,244	5,056
Deferred income taxes, net	27,826	30,288
Intangible assets, net of accumulated amortization	33,281	35,053
Investment in unconsolidated entities	655	727
Goodwill	107,613	107,613

Total assets	$267,477	$262,671

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$12,622	$12,792
Accrued liabilities	10,430	11,075
Warranty liability	3,549	3,211
Deferred revenue	7,651	8,141

Total current liabilities	34,252	35,219

Other liabilities	—	54

Total liabilities	34,252	35,273

Minority interests	298	127

Shareholders’ Equity	232,927	227,271

Total liabilities and shareholders’ equity	$267,477	$262,671

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended
	June 30,
	2008	2007

Operating Activities:
Net income	$2,286	$4,530

Adjustments to reconcile net income to cash provided by operating activities:
Licensing income and litigation settlement	—	(6,000)
Stock-based compensation	488	562
Depreciation and amortization	1,624	1,706
Loss on disposal of machinery and equipment	—	1
Deferred income taxes	1,292	2,027
Minority interests	118	(16)

Changes in operating assets and liabilities, net of business acquired:
Accounts receivable, net	2,688	(102)
Inventories	(141)	(1,934)
Prepaid expenses and other assets	(61)	(432)
Accounts payable	(1,857)	372
Accrued liabilities	955	1,904
Warranty liability	102	297
Deferred revenue	(1,160)	460

Net cash provided by operating activities	6,334	3,375

Investing Activities:
Purchases of short-term investments	—	(395)
Maturities of short-term investments	—	149
Purchases of patents as part of litigation settlement	—	(1,000)
Purchases of machinery and equipment	(1,008)	(494)
Cash paid for acquisitions	(268)	(292)

Net cash used in investing activities	(1,276)	(2,032)

Financing Activities:
Proceeds from exercise of stock options and issuance of shares under employee purchase plan	173	387

Net cash provided by financing activities	173	387

Net change in cash and cash equivalents	5,231	1,730
Cash and cash equivalents, beginning of period	22,490	12,091

Cash and cash equivalents, end of period	$27,721	$13,821

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Six Months Ended
	June 30,
	2008	2007

Operating Activities:
Net income	$4,340	$4,364

Adjustments to reconcile net income to cash provided by operating activities:
Licensing income and litigation settlement	—	(6,000)
Depreciation and amortization	3,233	3,312
Deferred income taxes	2,462	1,952
Stock-based compensation	1,046	1,175
Minority interests	171	(38)
Loss on disposal of machinery and equipment	—	4
Changes in operating assets and liabilities, net of business acquired:
Accounts receivable, net	(313)	(360)
Inventories	(749)	(2,541)
Prepaid expenses and other assets	(624)	(1,016)
Accounts payable	(236)	2,555
Accrued liabilities	(384)	1,266
Warranty liability	338	373
Deferred revenue	(490)	595

Net cash flows provided by operating activities	8,794	5,641

Investing Activities:
Purchases of short-term investments	—	(544)
Maturities of short-term investments	350	696
Purchase of patents as part of litigation settlement	—	(1,000)
Purchases of machinery and equipment	(1,442)	(822)
Cash paid for acquisitions	(424)	(562)

Net cash flows used in investing activities	(1,516)	(2,232)

Financing Activities:
Proceeds from exercise of stock options and issuance of shares under employee purchase plan	346	601
Minimum tax withholding on restricted stock awards	(62)	(8)

Net cash flows provided by financing activities	284	593

Net change in cash and cash equivalents	7,562	4,002
Cash and cash equivalents, beginning of period	20,159	9,819

Cash and cash equivalents, end of period	$27,721	$13,821

Cardiac Science Corporation and Subsidiaries
Reconciliation of GAAP Results to Non-GAAP Results (unaudited)
(in thousands)

	Reconciliation of Net Income to Adjusted EBITDA
	Three Months Ended		Three Months Ended
	June 30, 2008		June 30, 2007

		% of revenue		% of revenue

Net income	$2,286	4.4%	$4,530	10.1%
Depreciation and amortization	1,624	3.1%	1,706	3.8%
Interest income	(163)	-0.3%	(74)	-0.2%
Income tax expense	1,407	2.7%	2,155	4.8%

EBITDA	5,154	9.9%	8,317	18.5%

Stock-based compensation	488	0.9%	562	1.3%
Litigation and related expenses	—	0.0%	2,029	4.5%
Licensing income and litigation settlement	—	0.0%	(6,000)	-13.4%

Adjusted EBITDA	$5,642	10.8%	$4,908	10.9%

	Reconciliation of Net Income to Adjusted EBITDA
	Six Months Ended		Six Months Ended
	June 30, 2008		June 30, 2007

		% of revenue		% of revenue

Net income	$4,340	4.3%	$4,364	5.0%
Depreciation and amortization	3,233	3.2%	3,312	3.8%
Interest income	(278)	-0.3%	(96)	-0.1%
Income tax expense	2,647	2.6%	2,080	2.4%

EBITDA	9,942	9.8%	9,660	11.2%
Stock-based compensation	1,046	1.0%	1,175	1.4%
Litigation and related expenses	—	0.0%	3,717	4.3%
Licensing income and litigation settlement	—	0.0%	(6,000)	-6.9%

Adjusted EBITDA	$10,988	10.9%	$8,552	9.9%

	Reconciliation of Operating Income to Pro Forma Operating Income
	Three Months Ended		Three Months Ended
	June 30, 2008		June 30, 2007

		% of revenue		% of revenue

Operating income	$3,773	7.2%	$6,269	14.0%
Litigation and related expenses	—	0.0%	2,029	4.5%
Licensing income and litigation settlement	—	0.0%	(6,000)	-13.4%

Pro forma operating income	$3,773	7.2%	$2,298	5.1%

	Reconciliation of Operating Income to Pro Forma Operating Income
	Six Months Ended		Six Months Ended
	June 30, 2008		June 30, 2007

		% of revenue		% of revenue

Operating income	$6,794	6.7%	$5,859	6.8%
Litigation and related expenses	—	0.0%	3,717	4.3%
Licensing income and litigation settlement	—	0.0%	(6,000)	-6.9%

Pro forma operating income	$6,794	6.7%	$3,576	4.1%

	Reconciliation of Net Income to Pro Forma Net Income
	Three Months Ended		Three Months Ended
	June 30, 2008		June 30, 2007

		% of revenue		% of revenue

Net income	$2,286	4.4%	$4,530	10.1%
Litigation and related expenses	—	0.0%	2,029	4.5%
Licensing income and litigation settlement	—	0.0%	(6,000)	-13.4%
Tax effect	—	0.0%	1,169	2.6%

Pro forma net income (loss)	$2,286	4.4%	$1,728	3.8%

Weighted average shares outstanding — diluted	23,246,240		23,283,471
Net income (loss) per share — diluted	$0.10		$0.07

	Reconciliation of Net Income to Pro Forma Net Income
	Six Months Ended		Six Months Ended
	June 30, 2008		June 30, 2007

		% of revenue		% of revenue

Net income	$4,340	4.3%	$4,364	5.0%
Litigation and related expenses	—	0.0%	3,717	4.3%
Licensing income and litigation settlement	—	0.0%	(6,000)	-6.9%
Tax effect	—	0.0%	567	0.7%

Pro forma net income	$4,340	4.3%	$2,648	3.1%

Weighted average shares outstanding — diluted	23,277,135		23,187,206
Net income per share — diluted	$0.19		$0.11